Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 21, 2025 with respect to the consolidated financial statements of Olympic Steel, Inc. for the years ended December 31, 2024 and 2023 included in the Current Report on Form 8-K filed by Ryerson Holding Corporation on February 13, 2026, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Cleveland, Ohio
May 6, 2026